UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 23, 2004

Anika Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-21326	04-3145961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 932-6616

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 23, 2004, the Registrant’s Senior Vice President of Marketing and Business Development, Elizabeth Chen, resigned, effective immediately.  As a result of her resignation, Ms. Chen’s offer letter agreement and change in control, bonus and severance agreements, which were filed by the Registrant as Exhibits 10.1 and 10.2 to its Current Report on Form 8-A filed with the Securities and Exchange Commission on October 5, 2004, were terminated effective December 23, 2004.  In connection with the resignation, the Registrant agreed to provide Ms. Chen with additional compensation equal to her salary and benefits for 30 days from the date of resignation.

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 23, 2004, the Registrant’s Senior Vice President of Marketing and Business Development resigned, effective immediately.  See also the disclosure(s) under Item 1.02 of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANIKA THERAPEUTICS, INC.

December 29, 2004	By:	/s/ Charles H. Sherwood
Charles H. Sherwood, Ph.D.
Chief Executive Officer and President